Exhibit 5.1



                             Shearman & Sterling LLP



                                                               January 11, 2005



Landeskreditbank Baden-Wurttemberg
-Forderbank
Schlossplatz 10
76131 Karlsruhe
Germany


Dear Sirs:

         In connection with the registration under the Securities Act of 1933, as amended (the "Act") of Notes (the "Notes") of Landeskreditbank Baden-Wurttemberg - Forderbank ("L-Bank"), a German public law banking institution under the laws of the State of Baden-Wurttemberg ("Baden-Wurttemberg"), to be issued under the terms of an agency agreement (the "Agency Agreement') to be entered into between L-Bank and Deutsche Bank Trust Company Americas, as registrar and paying agent, and covered by the statutory guaranty of Baden-Wurttemberg (the "Guaranty of Baden-Wurttemberg") we have examined such corporate records, certificates and other documents and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

          Upon the basis of such examination, it is our opinion that:

     1. L-Bank is duly established and validly existing as a public law banking institution under the laws of Baden-Wurttemberg.

     2. L-Bank has full power and authority to issue the Notes, to enter into the Agency Agreement and to perform its obligations thereunder.

     3. Assuming that (i) the Registration Statement under Schedule B relating to the Notes has become effective under the Act, (ii) the Agency Agreement has been duly authorized, executed and delivered, and (iii) the Notes have been duly executed and authenticated in accordance with the Agency Agreement and issued and sold as contemplated to the Registration Statement, the Notes will constitute valid and binding obligations of L-Bank, subject to fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     4. The Guaranty of Baden-Wurttemberg set forth in Section 5(3) of the Act concerning Landeskreditbank Baden-Wurttemberg-Forderbank constitutes a valid and legally binding obligation of Baden-Wurttemberg.

          The foregoing opinions are limited to the laws of the Federal Republic of Germany, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference under the heading "Legal Opinions" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                            Very truly yours,


                                            /s/ Shearman & Sterling LLP
SH/MOP/AD

MG/OK/TS

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